UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

June 15, 2010

GENZYME CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts	0-14680	06-1047163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Kendall Street, Cambridge, Massachusetts 02142

(Address of principal executive offices) (Zip Code)

(617) 252-7500

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 15, 2010, Genzyme Corporation (“Genzyme”) issued a press release announcing the pricing of its offering of $500 million aggregate principal amount of its 3.625% Senior Notes due 2015 and $500 million aggregate principal amount of its 5.000% Senior Notes due 2020 (collectively, the “Notes”), pursuant to an exemption from registration under the Securities Act of 1933, as amended. The consummation of Genzyme’s offering and sale of the Notes is conditioned upon customary closing conditions.

A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this report shall not constitute an offer to sell or a solicitation of an offer to purchase any Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1 Press Release of Genzyme Corporation dated June 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENZYME CORPORATION

By:	/s/ Michael S. Wyzga
Name:	Michael S. Wyzga
Title:	Executive Vice President, Finance and Chief Financial Officer

Date: June 15, 2010

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Genzyme Corporation dated June 15, 2010.